UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2007

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Interstate Hotels & Resorts, Inc. amended its senior secured credit facility, as described below under Item 2.03. The description of the amendment to our senior secured credit facility (and related transactions) is incorporated in this item by reference. The terms "we" and "our" refer to Interstate Hotels & Resorts, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 24, 2007, Interstate Westin, LP, one of our wholly owned affiliates, closed on the acquisition of the 495-room Westin Atlanta Airport Hotel in Georgia, pursuant to that certain Agreement of Purchase and Sale with LEPERCQ Atlanta Renaissance Partners, LP., an affiliate of The Blackstone Group ("Blackstone"), dated May 4, 2007. The purchase price was $74 million, or $149,500 per key. One of our wholly owned affiliates will manage the hotel.

We financed the acquisition through cash on hand and borrowings under our senior secured credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General

On May 24, 2007, we amended our senior secured credit facility. The amended senior secured credit facility provides aggregate loan commitments consisting of a $115 million term loan and a $85 million revolving credit facility. This is an increase of our existing senior secured credit facility of $50 million to the term loan and $25 million to the revolver. In addition, we have the ability in the future to increase the revolving credit facility and/or the term loan by up to $75 million, in the aggregate, by seeking additional commitments from lenders. The amendment did not change the senior secured credit facility’s scheduled maturity date of March 9, 2010.

The additional $50 million of term loan proceeds were used, along with cash on hand, to finance the May 24, 2007 acquisition of the Westin Atlanta Airport Hotel.

The repayments on the aggregate principal amount of the term loan have increased from $650,000 to $1,115,000 per year, paid in quarterly installments of $278,750, with the remainder repayable upon maturity.

Financial Covenants

The amended senior secured credit facility revised certain financial covenants. The leverage ratio must be less than 5.75 to 1.00 at all times. In addition, our debt service coverage ratio requirements have been amended as follows: (i) we must maintain a debt service coverage ratio of not less than 2.25 to 1.00 for the Rolling Period (defined as the immediately preceding four fiscal quarters) ending December 31, 2008, and (ii) 2.50 to 1.00 for each Rolling Period thereafter.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

It is impracticable for the Registrant to provide the required financial statements and pro forma financial information at the time of this filing. The Registrant will file such financial statements and pro forma financial information by amendment no later than 71 days after the date of this report is filed, as permitted under Item 9.01 of Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

May 30, 2007	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: EVP & General Counsel